10390 Pacific Center Court, San Diego, CA 92121-4340 858•646•1100, FAX: 858•646•1150 www.vical.com	News Release

FOR IMMEDIATE RELEASE
August 5, 2008

Contacts:	Alan R. Engbring	Jill M. Church
	Executive Director, Investor Relations	Vice President and Chief Financial Officer
(858) 646-1127
Website: www.vical.com

Vical Reports Second Quarter and First Six Months 2008 Financial Results
And Highlights in Product Development Programs

SAN DIEGO—August 5, 2008—Vical Incorporated (Nasdaq:VICL) today reported financial results for the quarter and six months ended June 30, 2008. Revenues for the second quarter of 2008 were $2.5 million, compared with revenues of $3.1 million for the second quarter of 2007. The net loss for the second quarter of 2008 was $8.5 million, or $0.21 per share, compared with a net loss of $8.2 million, or $0.21 per share, for the second quarter of 2007.

Revenues for the first six months of 2008 were $4.5 million, compared with revenues of $4.4 million for the first six months of 2007. The net loss for the first six months of 2008 was $18.0 million, or $0.46 per share, compared with a net loss of $17.8 million, or $0.45 per share, for the first six months of 2007.

Vical had cash and investments of $58 million at June 30, 2008. The company’s second quarter 2008 financial results were consistent with its projection for a full year net loss of $32 million to $37 million and a net cash burn of $27 million to $32 million.

Independent Development Program Highlights
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Preliminary data from a Phase 1 trial of the company's Vexfectin®-formulated H5N1 pandemic influenza DNA vaccines demonstrated for the first time that DNA vaccines have achieved potentially protective levels of antibody responses in humans with no significant safety issues. These results support further development of pandemic influenza DNA vaccines and advancement of additional Vaxfectin®-formulated DNA vaccines. The Vaxfectin® adjuvant is currently being evaluated by potential partners for a variety of additional vaccine applications.

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In June, Vical received $6.3 million of cash payments and equity investments from AnGes MG, Inc., for continued funding of the company's ongoing Allovectin-7® Phase 3 metastatic melanoma trial. Vical is conducting the Phase 3 pivotal trial multinationally at nearly 50 sites to evaluate Allovectin-7® as first-line therapy in chemotherapy-naïve patients with Stage III or IV metastatic melanoma.

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In an editorial commentary in the June 15 issue of The Journal of Infectious Diseases, independent experts on cytomegalovirus (CMV) said the vaccine under development by Vical, at the optimal dose and regimen tested, “holds promise” based on its ability to elicit persistent immune responses in a majority of CMV-seronegative subjects, and warrants further evaluation for its potential to prevent infection and disease. The commentary accompanied the issue's lead article, which expanded on previously reported immunogenicity data from a Phase 1 study of Vical’s DNA vaccine. The company’s Phase 2 trial of the CMV vaccine in patients undergoing hematopoietic cell transplants is on schedule for release of interim efficacy data in the second half of 2008.

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The company successfully completed first-year milestones under a three-year, $6.0 million grant awarded in 2007, and is advancing with the development of the RapidResponse™ DNA vaccine manufacturing process, which is designed to allow extremely rapid and large-scale production of DNA vaccines with low capital requirements.

Partnered Development Program Highlights
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In July, Vical received a $1.0 million cash payment from its Japanese partner, the biotechnology company AnGes MG, Inc., reflecting continued progress of its Collategene™ angiogenesis program. Vical received an initial upfront payment of $1.0 million under an exclusive license agreement in 2005, and further advancement may lead to additional milestones and royalty payments. In March 2008, AnGes filed for marketing approval with the Japanese Ministry of Health, Labor and Welfare for the use of Collategene™ as a treatment for critical limb ischemia, an advanced form of peripheral arterial disease, and for Buerger’s disease. The Collategene™ application in Japan is the first for an angiogenesis product based on Vical’s patented DNA delivery technology.

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The company’s European partner sanofi-aventis is conducting a 500-patient Phase 3 pivotal trial of its fibroblast growth factor 1 (FGF-1) angiogenesis product candidate in key global markets and anticipates filing for marketing approvals in 2010.

Conference Call
Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, August 5, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (888) 600-4883, or (913) 312-6683 for international participants, and reference confirmation code 4962317. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 4962317. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical’s Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical
Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

Forward-Looking Statements
This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including: whether Vical or others will continue development of the company’s Vaxfectin® adjuvant, the company’s H5N1 pandemic influenza or CMV vaccine candidates, Allovectin-7®, the RapidResponse™ DNA vaccine platform, Collategene™, the FGF-1 angiogenesis product candidate, or any other product candidates being developed by Vical, its collaborators or licensees; whether Vical or others will pursue further development of pandemic influenza DNA vaccines, advancement of additional Vaxfectin®-formulated DNA vaccines, or additional Vaxfectin® applications; whether any product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; whether Vical will release interim efficacy data from the Phase 2 CMV vaccine trial in the second half of 2008, if at all; whether AnGes will provide all, if any, additional funding for the Allovectin-7® Phase 3 trial; whether the RapidResponse™ platform will allow extremely rapid and large-scale production of DNA vaccines with low capital requirements; whether the company will receive all, if any additional RapidResponse™ grant funding; whether AnGes will receive marketing approval of Collategene™ in Japan; whether AnGes will initiate a Phase 3 registration trial of Collategene™ in the United States; whether sanofi-aventis will successfully complete its Phase 3 pivotal trial of ist FGF-1 angiogenesis product candidate and file for marketing approvals in 2010, if at all; the timing, nature and cost of clinical trials; whether the company will achieve levels of revenues and control expenses to meet projected financial performance; and additional risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2008	2007	2008	2007

Revenues:
Contract and grant revenue	$433	$2,980	$893	$3,830
License and royalty revenue	2,114	131	3,594	536
Total revenues	2,547	3,111	4,487	4,366
Operating expenses:
Research and development	6,464	5,859	13,058	11,734
Manufacturing and production	2,950	4,216	6,056	8,163
General and administrative	2,017	2,340	4,352	4,633
Total operating expenses	11,431	12,415	23,466	24,530
Loss from operations	(8,884)	(9,304)	(18,979)	(20,164)
Net investment income	402	1,107	932	2,370
Net loss	$(8,482)	$(8,197)	$(18,047)	$(17,794)
Basic and diluted
net loss per share	$(0.21)	$(0.21)	$(0.46)	$(0.45)
Shares used to calculate basic
and diluted net loss per share	39,488	39,191	39,353	39,186

Balance Sheets	June 30,	December 31,
(in thousands)	2008	2007
Assets:
Cash, cash equivalents, and marketable securities	$51,323	$71,489
Other current assets	2,271	1,261
Total current assets	53,594	72,750
Marketable securities	6,208	-
Property and equipment, net	11,494	12,287
Other assets	5,143	5,548
Total assets	$76,439	$90,585

Liabilities and stockholders' equity:
Current liabilities	$7,573	$8,108
Long-term obligations	2,494	2,565
Stockholders' equity	66,372	79,912
Total liabilities and stockholders' equity	$76,439	$90,585

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